Exhibit 99.1

NEWS RELEASE
For Immediate Release:
August 1, 2022
Sterling Reports Record Second Quarter 2022 Results
Earnings Continue to Outpace Expectations
Increases 2022 Full Year Guidance
THE WOODLANDS, TX – August 1, 2022 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the second quarter 2022.
Second Quarter 2022 Results
•Total Revenue of $510.6 million, an increase of 27% compared to the second quarter of 2021
•Net Income was $26.0 million, or $0.86 per diluted share, an increase of 29% and 25%, respectively, compared to the second quarter of 2021
•EBITDA(1) of $54.3 million, an increase of 33% compared to the second quarter of 2021
•Cash and Cash Equivalents totaled $72.9 million at June 30, 2022
•Backlog at June 30, 2022 was $1.54 billion, an increase of 3% over December 31, 2021
•Combined backlog(2) at June 30, 2022 was $1.73 billion, an increase of 14% over December 31, 2021
For the three months ended June 30, 2022, the Company reported net income of $26.0 million, or $0.86 per diluted share, versus $20.1 million, or $0.69 per diluted share, in the second quarter 2021. Revenue increased by 27% over the prior year quarter, with 8% from organic growth and 19% growth generated from the acquired Petillo business. EBITDA increased 33% to $54.3 million in the second quarter of 2022, versus $41.0 million in the prior-year period. Second quarter EBITDA benefited from solid operating income growth from each segment, partially offset by ongoing supply chain and inflation challenges.
CEO Remarks and Outlook
“We are pleased with our strong second quarter performance and continue to feel positive about our position in all of our markets. Our teams have done an amazing job across the organization and continue executing remarkably well in this challenging economic environment,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“The growth in our E-Infrastructure Solutions once again made it our largest segment, and E-Infrastructure and Building Solutions continue representing 89% of our total segment operating income. Our disciplined approach coupled with our continued focus on execution of our strategic objectives resulted in an increase in gross profit of $12.1 million; however, we experienced a decrease in gross margin of sixty basis points to 13.4% from the prior year period driven predominately by inflation and material availability,” continued Mr. Cutillo.
“With the continued demand for complex site development, we broadened our customer base with industrial and manufacturing opportunities in E-Infrastructure Solutions, we continued experiencing growth in the Phoenix and Houston markets for Building Solutions and we began seeing an increase in infrastructure bill activity in Transportation Solutions.
Material availability and inflation remain a concern in all of our markets; however, we are closely monitoring these developments and we will continue to work with customers to recover the additional material and labor cost. In light of our performance to date, our increased backlog levels and our disciplined culture, we are adjusting our full year 2022 guidance. The mid-point of our guidance would improve our net income by 48%, our revenue by 19% and our EPS by 42% over 2021,” Mr. Cutillo concluded.
(1) The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense, taxes and net gain or loss on extinguishment of debt.
(2) Combined Backlog includes Unsigned Low-bid Awards of $184.0 million and $22.5 million at June 30, 2022 and December 31, 2021, respectively.

Full Year 2022 Guidance:
•Revenue of $1.865 billion to $1.885 billion
•Net Income of $90 million to $96 million
•EPS of $2.95 to $3.15
•EBITDA of $192 million to $202 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, August 2, 2022 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States (the “U.S.”), primarily across the Southern, Northeastern, Mid-Atlantic and the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. E-Infrastructure Solutions projects develop advanced, large-scale site development systems and services for data centers, e-commerce distribution centers, warehousing, transportation, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release may contain “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and Adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$510,568	$401,666	$920,888	$716,982
Cost of revenues	(442,184)	(345,419)	(796,365)	(615,703)
Gross profit	68,384	56,247	124,523	101,279
General and administrative expense	(23,424)	(15,829)	(46,496)	(32,928)
Intangible asset amortization	(3,514)	(2,866)	(7,082)	(5,732)
Acquisition related costs	(230)	—	(485)	—
Other operating expense, net	(126)	(4,832)	(1,101)	(7,144)
Operating income	41,090	32,720	69,359	55,475
Interest income	30	12	40	26
Interest expense	(4,480)	(5,737)	(9,067)	(11,741)
Gain on extinguishment of debt, net	—	1,401	2,428	1,064
Income before income taxes	36,640	28,396	62,760	44,824
Income tax expense	(10,268)	(8,179)	(16,865)	(12,939)
Net income	26,372	20,217	45,895	31,885
Less: Net income attributable to noncontrolling interests	(411)	(161)	(682)	(1,274)
Net income attributable to Sterling common stockholders	$25,961	$20,056	$45,213	$30,611

Net income per share attributable to Sterling common stockholders:
Basic	$0.86	$0.70	$1.50	$1.08
Diluted	$0.86	$0.69	$1.50	$1.06

Weighted average common shares outstanding:
Basic	30,225	28,582	30,094	28,433
Diluted	30,362	29,054	30,229	28,878

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
Revenues	2022	% of Revenue	2021	% of Revenue	2022	% of Revenue	2021	% of Revenue
E-Infrastructure Solutions	$233,548	46%	$123,743	31%	$402,475	44%	$220,315	31%
Transportation Solutions	191,381	37%	203,153	50%	351,880	38%	350,207	49%
Building Solutions	85,639	17%	74,770	19%	166,533	18%	146,460	20%
Total Revenues	$510,568		$401,666		$920,888		$716,982

Operating Income
E-Infrastructure Solutions	$32,824	14.1%	$24,714	20.0%	$54,109	13.4%	$42,526	19.3%
Transportation Solutions	5,107	2.7%	4,796	2.4%	8,793	2.5%	7,462	2.1%
Building Solutions	9,751	11.4%	6,790	9.1%	19,109	11.5%	14,151	9.7%
Segment Operating Income	47,682	9.3%	36,300	9.0%	82,011	8.9%	64,139	8.9%
Corporate	(6,362)		(3,580)		(12,167)		(8,664)
Acquisition Related Costs	(230)		—		(485)		—
Total Operating Income	$41,090	8.0%	$32,720	8.1%	$69,359	7.5%	$55,475	7.7%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$72,905	$81,840
Accounts receivable	302,844	232,153
Contract assets	121,667	83,310
Receivables from and equity in construction joint ventures	16,910	16,896
Other current assets	23,170	20,492
Total current assets	537,496	434,691
Property and equipment, net	214,976	204,316
Operating lease right-of-use assets, net	46,628	24,520
Goodwill	252,887	259,791
Other intangibles, net	297,041	303,223
Other non-current assets, net	4,502	4,455
Total assets	$1,353,530	$1,230,996
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$164,506	$144,982
Contract liabilities	161,961	127,932
Current maturities of long-term debt	26,273	28,230
Current portion of long-term lease obligations	12,582	8,841
Accrued compensation	33,044	22,803
Other current liabilities	9,023	18,972
Total current liabilities	407,389	351,760
Long-term debt	415,998	428,588
Long-term lease obligations	34,103	15,831
Members’ interest subject to mandatory redemption and undistributed earnings	54,214	55,115
Deferred tax liability, net	29,871	14,656
Other long-term liabilities	4,580	4,819
Total liabilities	946,155	870,769
Stockholders’ equity:
Common stock	303	298
Additional paid in capital	279,120	280,274
Retained earnings	125,131	79,918
Accumulated other comprehensive gain (loss)	679	(1,723)
Total Sterling stockholders’ equity	405,233	358,767
Noncontrolling interests	2,142	1,460
Total stockholders’ equity	407,375	360,227
Total liabilities and stockholders’ equity	$1,353,530	$1,230,996

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$45,895	$31,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,412	16,707
Amortization of debt issuance costs and non-cash interest	1,102	1,264
Gain on disposal of property and equipment	(716)	(437)
Gain on debt extinguishment, net	(2,428)	(1,064)
Deferred taxes	14,505	11,294
Stock-based compensation	6,463	3,850
Change in fair value of interest rate swap	(173)	(51)
Changes in operating assets and liabilities	(55,471)	28,044
Net cash provided by operating activities	34,589	91,492
Cash flows from investing activities:
Acquisitions, net of cash acquired	(3,033)	—
Capital expenditures	(28,945)	(22,150)
Proceeds from sale of property and equipment	951	690
Net cash used in investing activities	(31,027)	(21,460)
Cash flows from financing activities:
Repayments of debt	(11,770)	(40,072)
Distributions to noncontrolling interest owners	—	(1,959)
Other	—	(602)
Net cash used in financing activities	(11,770)	(42,633)
Net change in cash, cash equivalents, and restricted cash	(8,208)	27,399
Cash, cash equivalents, and restricted cash at beginning of period	88,693	72,642
Cash, cash equivalents, and restricted cash at end of period	80,485	100,041
Less: restricted cash (other current assets)	(7,580)	(6,411)
Cash and cash equivalents at end of period	$72,905	$93,630

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to Sterling common stockholders	$25,961	$20,056	$45,213	$30,611
Depreciation and amortization	13,645	8,402	25,412	16,707
Interest expense, net of interest income	4,450	5,725	9,027	11,715
Income tax expense	10,268	8,179	16,865	12,939
Gain on extinguishment of debt, net	—	(1,401)	(2,428)	(1,064)
EBITDA (1)	$54,324	$40,961	$94,089	$70,908

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain on extinguishment of debt.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2022 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$90	$96
Depreciation and amortization	50	51
Interest expense, net of interest income	19	20
Income tax expense	35	37
Gain on extinguishment of debt, net	(2)	(2)
EBITDA (1)	$192	$202

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain on extinguishment of debt.